Exhibit 99.1

Alteva Appoints New Members on Its

Board of Directors

PHILADELPHIA, PA — August 07, 2013 — The Board of Directors of Alteva, Inc. (the “Company”) (NYSE MKT: ALTV), announced today the appointment of Brian J. Kelley and Edward J. Morea to its Board of Directors effective November 1, 2013, to fill the existing vacancy on the Board and the vacancy to be created by the forthcoming retirement from the Board by Mr. Robert DeValentino in October 2013.  Both Mr. Kelley and Mr. Morea each will serve until the next annual meeting of shareholders or until their successor is duly elected and qualified.  Upon Mr. DeValentino’s retirement in October, the number of Alteva’s Board of Directors will be six members, including five directors that are independent under NYSE regulations.

Commenting on the new director appointments, Alteva Chairman of the Board, Robert DeValentino stated, “As Alteva’s industry continuously evolves, Mr. Kelley’s over 30 years of technology sales leadership and management experience will be a major advantage to continuing the transformation of our business and maximizing shareholder value. In addition, Mr. Morea’s deep and broad-based industry expertise, understanding of next generation communication technologies and sales expertise will bring a new perspective to our board.”

About Brian J. Kelley:

Brian J. Kelley, age 62, is the Chief Executive Officer at snom Technology, Inc., Woburn, Massachusetts, a leading global provider in designing, manufacturing and marketing VoIP communications equipment;  Mr. Kelley also serves as an Executive Board Member for the German parent company snom Technology AG. From 2008 to 2012 Mr. Kelley served on the Board of Directors of Tii Network Technologies, Inc., in Edgewood, New York, serving as Board Chairman beginning in 2010 and President and CEO beginning in 2011. Previously, Mr. Kelley was the President of TAMCO Technology, Tampa, Florida, a financial solutions-focused business management and development company, focusing on telecommunications asset management and financing solutions; was the President and Chief Executive Officer of Cognitronics Corporation, Danbury, Connecticut, a company that provided  central-office communications technology hardware and software solutions.  Mr. Kelley also held senior management positions with TIE Communications, Inc., Seymour, Connecticut, a publicly-traded diversified telecommunications services company.

Mr. Kelley holds a Bachelor of Arts degree in Economics from the University of New Hampshire and a Masters in Business Administration degree from the University of Connecticut.

About Edward J. Morea:

Edward J. Morea, age 52, is a Client Services Executive for Cisco Systems Inc., Moorestown, New Jersey, a worldwide leader that designs, manufactures, and sells Internet protocol (IP) based networking and other products related to the communications and information technology industries. Currently, Mr. Morea leads a team that focuses on Services Sales in the Cable/Multiple System Operator (“MSO”) segment.  From 2005 until recently, Mr. Morea was a Sales Director at Alcatel-Lucent Technologies, Murray Hill, New Jersey, a company that provides networking and communications technology, products, and services to service providers, enterprises, and governments worldwide. At Alcatel-Lucent, Mr. Morea successfully led the company into MSOs with Services Sales supporting projects such as Cell Site Backhaul, Wi-Fi Planning, Multi-Vendor Support, Design and Deployment Services, as well as Network Operations outsourcing.  Previously, Mr. Morea was Vice President of the Northeast for TechMahindra, South Plainfield, N.J., a global system integrator and business transformation consulting organization focused on the communications industry, where Mr. Morea piloted a team in the Northeast on offshore Network Operations outsourcing sales and delivery.  Mr. Morea has also held executive positions at Telcordia Technologies, Inc., Red Bank, New Jersey, a leading global provider of telecommunications network software and services for IP, wireline, wireless and cable; and Verizon, New York, New York, a global leader in delivering broadband and other wireless and wireline communications services.

Mr. Morea holds a Bachelor degree in Electrical Engineering from Maritime College-State University of New York and a Masters in Business Administration degree in Finance from Fordham University.

About Alteva

Alteva (NYSE MKT: ALTV) is a premier provider of hosted Unified-Communications-as-a-Service (UCaaS) that significantly enhances business productivity and efficiency. Alteva’s UCaaS solution integrates and optimizes best-in-class cloud-based technologies and business applications to deliver a comprehensive voice, video and collaboration service for the office and mobile workforce. Alteva is committed to delivering meaningful value to our customers through a consistent, high-quality and unified user experience across multiple devices, platforms and operating systems. These attributes have positioned Alteva as a leading hosted communications provider and the partner of choice for a growing number of business customers nationwide and internationally. To learn more about Alteva, please visit www.alteva.com. You can also follow Alteva on Twitter @AltevaInc or LinkedIn.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements, without limitation, regarding expectations, beliefs, intentions, growth, profitability, or strategies regarding the future. Alteva intends that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Alteva’s actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: expectations of future profitability; general economic and business conditions, both nationally and in the geographic regions in which Alteva operates; industry capacity; demographic changes; technological changes and changes in consumer demand; the successful integration of Alteva’s acquired businesses; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; legislative proposals relating to the businesses in which Alteva operates; reduction in cash distributions from the Orange County-Poughkeepsie Limited Partnership; competition; or the loss of any significant ability to attract and retain qualified personnel. Given these uncertainties, current and prospective investors should be cautioned in their reliance on such forward-looking statements. Except as required by law, Alteva disclaims any obligation to update any such factors or to publicly announce the results of any revision to any of the forward-looking statements contained herein to reflect future events or developments. A more comprehensive discussion of risks, uncertainties and forward-looking statements may be seen in Alteva’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

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Investor contact:

Jordan Darrow

Darrow Associates, Inc.

(631) 367-1866

jdarrow@darrowir.com